News Release 100 Liberty Star Uranium & Metals Corp. January 27, 2011 LBSR:OTCBB LBVN: Frankfurt FOR IMMEDIATE RELEASE http://www.LibertyStarUranium.com

Eduardo Othon Named to Liberty Star’s Board of Directors

Tucson, Arizona – January 27, 2011 – Liberty Star Uranium & Metals Corp. (the “Company” LBSR: OTCBB) is pleased to announce that Liberty Star Vice President Eduardo Othon has been named to the Company’s board of directors.  Othon will continue as a Company Vice President with a new title: Vice President of Global Business Development.  Eddie has made substantial progress in promoting Liberty Star in Middle Eastern financial centers and is scheduled to return to Abu Dhabi in early February.

Board member Larry Liang has been promoted to Executive Vice President. In addition to his executive responsibilities he will continue working with the Company’s contacts in China. Further meetings and negotiations in the USA and China are being scheduled for 1st quarter, 2011.

William Cavalier, a Liberty Star board member since September 2009 has resigned from the board to pursue other business interests.  Comments CEO James Briscoe,
 “ we appreciate Bill’s insights and expertise and wish him success.”

“James A. Briscoe” James A. Briscoe,
President/Director
Liberty Star Uranium & Metals Corp.

Contact:
Tracy Myers
Investor Relations
Liberty Star Uranium & Metals Corp.
Phone　 (520) 731-8786
http://www.LibertyStarUranium.com
info@LibertyStarUranium.com

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